UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2023

F45 Training Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40590	84-2529722
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 South Congress Avenue, Building E

Austin, Texas 78704

(Address of Principal Executive Offices)

(737) 787-1955

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00005 per share	FXLV	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Interim Chief Executive Officer

On March 29, 2023, F45 Training Holdings Inc. (the “Company”) announced that Ben Coates will be stepping down from his role as President and Chief Executive Officer of the Company, effective as of March 30, 2023. Mr. Coates will continue in his role as a member of our Board of Directors.

Appointment of Chief Executive Officer

On March 29, 2023, the Board appointed Tom Dowd as President and Chief Executive Officer of the Company, effective as of March 30, 2023.

Mr. Dowd, age 59, joined the Company as a consultant in March 2023. Prior to joining F45, Mr. Dowd served as Chief Executive Officer of the lifestyle nutrition brand, Performance Inspired Nutrition, a company that he co-founded and led alongside Mark Wahlberg, our Chief Brand Officer and member of our board of directors. Mr. Dowd served in this role at Performance Inspired Nutrition from January 2016 to March 2023. Mr. Dowd has also worked as an independent consultant and investor since 2014, focusing on the wellness and consumer goods industries. Over the last twelve years, Mr. Dowd has partnered with Mr. Wahlberg in various ventures as Manager of MW/TD Inspired, an investment group they co-founded, including Performance Inspired Nutrition, Wahlburgers, and F45. Prior to his work as a consultant, entrepreneur, and investor, Mr. Dowd spent 25 years at GNC Holdings, Inc. (NYSE: GNC) from March 1989 to September 2014, ending as Executive Vice President, Chief Merchandising Officer, and General Manager. Mr. Dowd held various positions during his time at GNC, including serving as Senior Vice President of Stores and Operations, and assisting with GNC’s initial public offering in 2011. He has also served on the boards of Capstone Manufacturing, Healthy Natural Delights, and SlimFast.

There are no arrangements or understandings between Mr. Dowd and any other persons pursuant to which Mr. Dowd was selected as an officer of the Company, and Mr. Dowd has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities Act.

On March 30, 2023, the Company entered into an employment agreement with Mr. Dowd in connection with his service as President and Chief Executive Officer (the “Employment Agreement”). The Employment Agreement provides for at-will employment with no specified term, and Mr. Dowd will receive a base salary at a rate of $1,000,000 per annum, with an annual bonus eligibility target of $750,000. In addition, Mr. Dowd will be eligible to receive annual equity-based incentive awards having an aggregate grant date fair value of $750,000. The Employment Agreement also provides that Mr. Dowd is eligible to participate in any employee benefits or compensation practices generally available to other executive officers, including paid time off policies. The Employment Agreement contains certain severance provisions which provide for the benefits to be received by Mr. Dowd upon termination of employment under specified circumstance. In the event of Mr. Dowd’s termination of employment due to Mr. Dowd’s dismissal or discharge other than for cause or by reason of his death or disability, and subject to certain conditions, Mr. Dowd will receive a cash severance payment in an amount equal to 50% of his base salary and 50% of his annual bonus. Upon such termination, Mr. Dowd’s unvested stock options, restricted stock, restricted stock units, performance stock units and other equity-based awards will become immediately vested on the date of termination. Pursuant to the Employment Agreement, Mr. Dowd has also agreed that during the term of his employment he will not directly or indirectly engage in or become financially interested in any business that is known by Mr. Dowd to compete directly with the Company.

The foregoing summary of the Employment Agreement does not purport to be a complete description of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Mr. Dowd and the Company have also executed an indemnification agreement, which provides among other matters, that the Company will indemnify Mr. Dowd to the fullest extent permitted by applicable law with respect to any action, suit, arbitration, or any other proceeding whether civil, criminal, administrative or investigative by reason of the fact that Mr. Dowd is or was a director, officer, employee, agent or trustee of the Company. Mr. Dowd’s indemnification agreement is the same as that of other executive officers of the Company, the form of which is attached as Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and incorporated herein by reference.

Item 8.01	Other Events

Appointment of Chief Brand Officer

On March 29, 2023, the Board appointed Mark Wahlberg as Chief Brand Officer of the Company, and Mr. Wahlberg will also continue to serve as a director of the Company. In connection with such appointment, the Company entered into a letter agreement with Mr. Wahlberg, dated as of March 30, 2023 (the “Letter Agreement”). The Letter Agreement provides for at-will employment with no specified term, and Mr. Wahlberg will receive a base salary at a rate of $1 per annum.

The foregoing summary of the Letter Agreement does not purport to be a complete description of the Letter Agreement and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

On March 30, 2023, the Company issued a press release announcing the management changes described in this Current Report on Form 8-K, the full text of which is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement by and between Tom Dowd and F45 Training Holdings Inc., dated March 30, 2023.

10.2	Letter Agreement by and between Mark Wahlberg and F45 Training Holdings Inc., dated March 30, 2023.

99.1	Press Release, dated March 30, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2023	F45 Training Holdings Inc.

	By:	/s/ Patrick Grosso
Patrick Grosso
Chief Legal Officer